UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2013

Dana Holding Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3939 Technology Drive,

Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Underwriting Agreement

On July 30, 2013, Dana Holding Corporation (“Dana”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein, relating to the issuance and sale by Dana of $750 million in aggregate principal amount of senior unsecured notes consisting of $450 million in aggregate principal amount of 5.375 % Senior Notes due 2021 (the “2021 Notes”) and $300 million in aggregate principal amount of 6.000 % Senior Notes due 2023 (the “2023 Notes” and, together with the 2021 Notes, the “Notes”).

The offering of the Notes was registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a shelf registration statement on Form S-3ASR (File No. 333-171826) filed with the Securities and Exchange Commission (the “Commission”) on January 24, 2011, which became effective upon filing. The terms of the Notes were described in Dana’s Prospectus dated January 24, 2011, as supplemented by a final Prospectus Supplement dated July 30, 2013, as filed with the Commission on July 31, 2013.

Dana used certain of the net proceeds from the offering to consummate the previously announced repurchase (the “Repurchase”) of all outstanding shares of Dana’s 4.0% Series A Convertible Preferred Stock from Centerbridge Capital Partners, L.P. and certain of its affiliates (collectively, “Centerbridge”) for an aggregate purchase price of approximately $471.5 million, plus accrued and unpaid dividends of approximately $3.4 million, and will use the remaining net proceeds of the offering to fund additional share repurchases under Dana’s share repurchase program and for other general corporate purposes.

The Underwriting Agreement contains customary representations, covenants and indemnification provisions.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The above description of the material terms of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the Underwriting Agreement.

Indenture

On August 2, 2013, Dana completed its offering of the Notes. The Notes were issued pursuant to an Indenture, dated as of January 28, 2011 (the “Base Indenture”), between Dana and Wells Fargo Bank, National Association, as trustee, as amended and supplemented by the Second Supplemental Indenture, dated as of August 2, 2013 (the “Second Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Indenture provides, among other things, that the Notes will be senior unsecured obligations of Dana. Interest is payable on the Notes on March 15 and September 15 of each year, beginning March 15, 2014. The 2021 Notes will mature on September 15, 2021 and the 2023 Notes will mature on September 15, 2023.

Dana may redeem the 2021 Notes in whole or in part on or after September 15, 2016 at redemption prices of 104.031%, 102.688% or 101.344% of the principal amount thereof if the redemption occurs during the 12-month period beginning on September 15, 2016, 2017 or 2018, respectively, and a redemption price of 100.000% of the principal amount thereof on or after September 15, 2019, in each case plus accrued and unpaid interest to the redemption date. Prior to September 15, 2016, Dana may redeem up to 35% of the aggregate principal amount of the 2021 Notes with the net cash proceeds of one or more equity offerings, at a price equal to 105.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 50% of the original aggregate principal amount of the 2021 Notes remains outstanding after the redemption. Prior to September 15, 2016, Dana also may redeem the 2021 Notes in whole or in part at a redemption price equal to 100.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date plus a “make-whole” premium.

Dana may redeem the 2023 Notes in whole or in part on or after September 15, 2018 at redemption prices of 103.000%, 102.000% or 101.000% of the principal amount thereof if the redemption occurs during the 12-month period beginning on September 15, 2018, 2019 or 2020, respectively, and a redemption price of 100.000% of the principal amount thereof on or after September 15, 2021, in each case plus accrued and unpaid interest to the redemption date. Prior to September 15, 2016, Dana may redeem up to 35% of the aggregate principal amount of the 2023 Notes with the net cash proceeds of one or more equity offerings, at a price equal to 106.000% of the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 50% of the original aggregate principal amount of the 2023 Notes remains outstanding after the redemption. Prior to September 15, 2018, Dana also may redeem the 2023 Notes in whole or in part at a redemption price equal to 100.000% of the aggregate principal amount thereof, plus accrued and unpaid interest to the redemption date plus a “make-whole” premium.

Subject to certain limitations, in the event of a change of control of Dana, Dana will be required to make an offer to purchase the Notes at a purchase price equal to 101.00% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase.

The Notes will rank equally with all of Dana’s other unsecured senior indebtedness. The Notes will not be guaranteed by any of Dana’s subsidiaries. The Notes will be effectively subordinated to any of Dana’s secured indebtedness, to the extent of the assets securing such indebtedness, and to all of the debt and other liabilities of Dana’s subsidiaries.

The Indenture contains restrictive covenants that, among other things, limit Dana’s ability to: (i) incur additional debt, (ii) pay dividends and make other restricted payments, (iii) create or permit certain liens, (iv) use the proceeds from sales of assets and subsidiary stock, (v) create or permit restrictions on the ability of Dana’s restricted subsidiaries to pay dividends or make other distributions to Dana, (vi) enter into transactions with affiliates, and (vii) consolidate or merge or sell all or substantially all of Dana’s assets. The foregoing limitations are subject to exceptions as set forth in the Indenture. In addition, if in the future (i) the Notes have been assigned an investment grade rating from either Moody’s Investors Service, Inc. (“Moody’s”) or Standard & Poor’s (“S&P”) and a rating from the other rating agency of at least Ba1 in the case of Moody’s or BB+ in the case of S&P, and (ii) no default has occurred and is continuing, certain of these covenants will, thereafter, no longer apply to the Notes for so long as the Notes maintain these specified ratings. The Indenture also provides for customary events of default.

The Base Indenture has previously been filed with the Securities and Exchange Commission and a copy of the Second Supplemental Indenture is filed as Exhibit 1.2 hereto. Both the Base Indenture and the Supplemental Indenture are incorporated herein by reference. The above description of the material terms of the Indenture is not complete and is qualified in its entirety by reference to the Base Indenture and the Second Supplemental Indenture.

Item 1.02. Termination of a Material Definitive Agreement.

On August 2, 2013, upon the completion of the Repurchase, the Shareholders Agreement, dated as of January 31, 2008, by and among Dana, Centerbridge Capital Partners, L.P., Centerbridge Capital Partners SBS, L.P. and Centerbridge Capital Partners Strategic, L.P. (the “Shareholders Agreement”), which prior to the consummation of the Repurchase provided certain preemptive rights for holders of preferred stock of the Company as well as Board designation and nomination rights for Centerbridge, was terminated pursuant to its terms.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion set forth under Item 1.01, “Entry into a Material Definitive Agreement,” of this Form 8-K, which discussion is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2013, upon the completion of the Repurchase, Mark T. Gallogly, Brandt F. McKee and Richard F.

Wallman resigned from the Board of Dana. Pursuant to the Shareholders Agreement, Messrs. Gallogly and McKee were previously elected to the Board by the holders of Dana’s Series A preferred stock, and Mr. Wallman was previously nominated to the Board by the Series A Nominating Committee.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following items are filed with this report.

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2013, among Dana Holding Corporation and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated August 2, 2013, with respect to the Indenture, dated January 28, 2011, between Dana Holding Corporation and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized this 5th day of August, 2013.

DANA HOLDING CORPORATION

By:	/s/ Marc S. Levin
Marc S. Levin Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated July 30, 2013, among Dana Holding Corporation and Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Second Supplemental Indenture, dated August 2, 2013, with respect to the Indenture, dated January 28, 2011, between Dana Holding Corporation and Wells Fargo Bank, National Association, as trustee.

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP.

23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1 hereto).